UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 306, New York, New York 10001

(Address of Principal Executive Office) (Zip Code)

(212) 477-1210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On April 25, 2018, Aspen Group, Inc. (the “Company”) issued 420,000 shares of common stock to Roth Capital Partners, LLC (the “Underwriter”) in connection with the Underwriter fully exercising their over-allotment option at the public offering price of $7.15 per share, resulting in additional gross proceeds of approximately $3 million. After giving effect to the full exercise of the over-allotment option, the total number of shares sold by the Company in the public offering increased to 3,220,000 shares and gross proceeds increased to approximately $23 million. The Company intends to use the over-allotment proceeds for general corporate purposes and working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: April 25, 2018	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer